EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
M~Wave, Inc. and Subsidiary

We consent to the incorporation by reference in Registration Statement (No. 333-119269 and No. 33-72650) on Form S-8 of M-Wave, Inc. and Subsidiaries of our report dated March 31, 2008 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-KSB of M-Wave, Inc. for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
March 31, 2008